Exhibit 6(a)(ii)

INVESTMENT ADVISORY AGREEMENT

Schedule A

May 1, 2015

Fund Name	Percentage of Average Daily Net Assets
ClearTrack 2015	0.35% of the first $2.5 billion
ClearTrack 2020	0.34% over $2.5 billion up to $4 billion
ClearTrack 2025	0.33% in excess of $4 billion
ClearTrack 2030
ClearTrack 2035
ClearTrack 2040
ClearTrack 2045
ClearTrack 2050
ClearTrack Retirement Income

Transamerica Arbitrage Strategy	1.05% of the first $50 million
1.00% in excess of $50 million

Transamerica Asset Allocation – Conservative Portfolio	0.10%
Transamerica Asset Allocation – Growth Portfolio	0.10%
Transamerica Asset Allocation – Moderate Growth Portfolio	0.10%
Transamerica Asset Allocation – Moderate Portfolio	0.10%

Transamerica Bond	0.675% of the first $200 million
0.625% over $200 million up to $750 million
0.575% in excess of $750 million

Transamerica Capital Growth	0.80% of the first $500 million
0.675% in excess of $500 million

Transamerica Commodity Strategy	0.61% of the first $200 million
0.59% over $200 million up to $1 billion
0.56% in excess of $1 billion

Transamerica Concentrated Growth	0.65% of the first $650 million
0.63% over $650 million up to $1.15 billion
0.575% in excess of $1.15 billion

Transamerica Core Bond	0.45% of the first $750 million
0.40% over $750 million up to $1 billion
0.375% in excess of $1 billion

Transamerica Developing Markets Equity	1.20% of the first $50 million
1.15% over $50 million up to $200 million
1.10% over $200 million up to $500 million
1.05% in excess of $500 million

Transamerica Dividend Focused	0.75% of the first $200 million
0.65% over $200 million up to $500 million
0.60% in excess of $500 million

Transamerica Dynamic Allocation	0.55% of the first $250 million
0.54% over $250 million up to $500 million
0.53% over $500 million up to $1.5 billion
0.52% over $1.5 billion up to $2.5 billion
0.51% in excess of $2.5 billion

Transamerica Dynamic Allocation II	0.55% of the first $250 million
0.54% over $250 million up to $500 million
0.53% over $500 million up to $1.5 billion
0.52% over $1.5 billion up to $2.5 billion
0.51% in excess of $2.5 billion

Fund Name	Percentage of Average Daily Net Assets
Transamerica Dynamic Income	0.47% of the first $500 million
0.46% over $500 million up to $1 billion
0.45% over $1 billion up to $1.5 billion
0.44% over $1.5 billion up to $2 billion
0.43% over $2 billion up to $2.5 billion
0.42% in excess of $2.5 billion

Transamerica Emerging Markets Debt	0.60% of the first $400 million
0.58% in excess of $400 million

Transamerica Emerging Markets Equity	0.95% of the first $250 million
0.93% over $250 million up to $500 million
0.90% in excess of $500 million

Transamerica Enhanced Muni	0.44% of the first $150 million
0.42% over $150 million up to $350 million
0.41% over $350 million up to $650 million
0.39% over $650 million up to $1 billion
0.36% in excess of $1 billion

Transamerica Event Driven	1.22% of the first $50 million
1.10% over $50 million up to $300 million
1.05% over $300 million up to $750 million
1.025% in excess of $750 million

Transamerica Flexible Income	0.475% of the first $250 million
0.425% over $250 million up to $350 million
0.40% in excess of $350 million

Transamerica Floating Rate	0.61% of the first $1 billion
0.59% over $1 billion up to $1.5 billion
0.57% over $1.5 billion up to $2 billion
0.56% in excess of $2 billion

Transamerica Global Bond	0.54% of the first $750 million
0.52% over $750 million up to $1.5 billion
0.51% in excess of $1.5 billion

Transamerica Global Equity	0.81% of the first $250 million
0.80% over $250 million up to $500 million
0.79% over $500 million up to $1 billion
0.78% over $1 billion up to $2 billion
0.765% over $2 billion up to $2.5 billion
0.76% in excess of $2.5 billion

Transamerica Global Multifactor Macro	1.22% of the first $150 million
1.16% over $150 million up to $300 million
1.11% over $300 million up to $500 million
1.10% over $500 million up to $600 million
1.05% in excess of $600 million

Transamerica Global Real Estate Securities	0.80% of the first $250 million
0.775% over $250 million up to $500 million
0.70% over $500 million up to $1 billion
0.65% in excess of $1 billion

Transamerica Growth	0.80% of the first $250 million
0.75% over $250 million up to $500 million
0.70% over $500 million up to $1 billion
0.60% in excess of $1 billion

Transamerica Growth Opportunities	0.80% of the first $250 million
0.75% over $250 million up to $500 million
0.70% in excess of $500 million

Fund Name	Percentage of Average Daily Net Assets
Transamerica High Yield Bond	0.55% of the first $1.25 billion
0.525% over $1.25 billion up to $2 billion
0.50% in excess of $2 billion

Transamerica High Yield Muni	0.51% of the first $500 million
0.50% over $500 million up to $1 billion
0.47% in excess of $1 billion

Transamerica Income & Growth	0.67% of the first $500 million
0.65% over $500 million up to $1 billion
0.63% over $1 billion up to $1.5 billion
0.60% in excess of $1.5 billion

Transamerica Inflation Opportunities	0.55% of the first $200 million
0.54% over $200 million up to $500 million
0.51% in excess of $500 million

Transamerica Intermediate Bond	0.35% of the first $2 billion
0.335% in excess of $2 billion

Transamerica International Equity	0.74% of the first $500 million
0.72% over $500 million up to $1 billion
0.69% over $1 billion up to $2 billion
0.66% in excess of $2 billion

Transamerica International Equity Opportunities	0.90% of the first $250 million
0.875% over $250 million up to $500 million
0.85% over $500 million up to $1 billion
0.80% in excess of $1 billion

Transamerica International Small Cap	1.07% of the first $300 million
1.00% in excess of $300 million

Transamerica International Small Cap Value	0.925% of the first $300 million
0.90% over $300 million up to $750 million
0.85% in excess of $750 million

Transamerica Large Cap Value	0.65% of the first $750 million
0.62% over $750 million up to $1 billion
0.60% in excess of $1 billion

Transamerica Long/Short Strategy	1.20% of the first $300 million 1.15% over $300 million up to $1 billion 1.125% in excess of $1 billion

Transamerica Managed Futures Strategy	1.10% of the first $500 million
1.05% in excess of $500 million

Transamerica Mid Cap Growth	0.72% of the first $1 billion
0.70% in excess of $1 billion

Transamerica Mid Cap Value	0.85% of the first $100 million
0.80% in excess of $100 million

Transamerica Mid Cap Value Opportunities	0.67% of the first $750 million
0.665% over $750 million up to $1.5 billion
0.655% over $1.5 billion up to $2 billion
0.6475% in excess of $2 billion

Transamerica MLP & Energy Income	1.10% of the first $250 million
1.05% over $250 million up to $500 million
0.98% over $500 million up to $1 billion
0.88% over $1 billion up to $2 billion
0.82% in excess of $2 billion

Fund Name	Percentage of Average Daily Net Assets
Transamerica Money Market	0.40%

Transamerica Multi-Managed Balanced	0.65% of the first $1 billion
0.60% in excess of $1 billion*

Transamerica Multi-Manager Alternative	0.20% of the first $500 million
Strategies Portfolio	0.19% over $500 million up to $1 billion
0.18% in excess of $1 billion

Transamerica Opportunistic Allocation	0.42% of the first $250 million
0.40% over $250 million up to $1 billion
0.38% in excess of $1 billion

Transamerica Short-Term Bond	0.55% of the first $250 million
0.50% over $250 million up to $500 million
0.475% over $500 million up to $1 billion
0.45% in excess of $1 billion

Transamerica Small Cap Core	0.80% of the first $300 million
0.77% in excess of $300 million

Transamerica Small Cap Growth	0.84% of the first $300 million
0.80% in excess of $300 million

Transamerica Small Cap Value	0.86% of the first $250 million
0.84% in excess of $250 million

Transamerica Small/Mid Cap Value	0.80% of the first $500 million
0.75% in excess of $500 million

Transamerica Strategic High Income	0.66% of the first $600 million
0.63% over $600 million up to $1 billion
0.60% over $1 billion up to $2 billion
0.585% in excess of $2 billion

Transamerica Total Return	0.675% of the first $250 million
0.65% over $250 million up to $750 million
0.60% in excess of $750 million

Transamerica Unconstrained Bond	0.64 of the first $1 billion
0.625% over $1 billion up to $2 billion
0.62% in excess of $2 billion

Transamerica US Growth	0.70% for the first $150 million
0.67% over $150 million up to $650 million
0.65% over $650 million up to $1.15 billion
0.625% over $1.15 billion up to $2 billion
0.61% over $2 billion up to $3 billion
0.60% over $3 billion up to $4 billion
0.58% in excess of $4 billion

*	Effective May 1, 2014, the advisory fee of Transamerica Multi-Managed Balanced may not be changed without shareholder approval.